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                                                                 Exhibit 16.1


March 13, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read the section of Form S-1 under the caption "Change in Independent Registered Public Accounting Firms" of Home BancShares, Inc. and are in agreement with the statements contained in the first and second paragraphs on page 102 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                   /s/ ERNST & YOUNG LLP